UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard

Building 7, Suite 250

Austin, TX 78730

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2022 Annual Meeting of Stockholders of Sonim Technologies, Inc. (the “Company”) held on October 26, 2022 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s 2019 Equity Incentive Plan, as amended, (the “Plan”) to authorize an additional 5,000,000 shares issuable under the Plan.

A summary of the Plan was included as part of Proposal 2 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2022, and is incorporated herein by reference. The summary of the Plan is not purported to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is being filed as Exhibit 10.01 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on October 26, 2022. Holders of 27,665,671 shares of the Company’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting.

Proposal 1: The stockholders elected each of the seven director nominees to the Board of Directors of the Company to serve until the next annual meeting and until his or her successor has been duly elected and qualified, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mike Mulica	21,968,984	735,123	4,961,564
Alan Howe	22,119,741	584,366	4,961,564
Jeffrey Wang	22,150,044	554,063	4,961,564
Jack Steenstra	22,137,165	566,942	4,961,564
James Cassano	22,137,566	566,541	4,961,564
Peter Liu	22,147,770	556,337	4,961,564
Jose C. Principe	22,137,147	566,960	4,961,564

Proposal 2: The stockholders approved an amendment to the Plan to increase the aggregate number of shares of common stock authorized for issuance by 5,000,000 shares, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,578,652	1,104,564	20,891	4,961,564

Proposal 3: A proposal to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, pursuant to which any whole number of outstanding shares between and including two (2) and fifteen (15) shares would be combined, converted and changed into one (1) share of common stock, with the final exchange ratio to be determined by the Company’s board of directors in its discretion, was approved as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,257,914	1,368,772	38,985	N/A

Proposal 4: The stockholders, on an advisory basis, ratified the appointment of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,955,843	613,682	96,146	N/A

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated 2019 Equity Incentive Plan

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: October 27, 2022	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer